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As filed with the Securities and Exchange Commission on June 2, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Omnicell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3166458 (I.R.S. Employer Identification No.)

1201 Charleston Road
Mountain View, CA 94043
(650) 251-6100
(Address of principal executive offices)

1997 Employee Stock Purchase Plan
1999 Equity Incentive Plan
2004 Equity Incentive Plan
(Full title of the plans)

Randall A. Lipps
President and Chief Executive Officer
1201 Charleston Road
Mountain View, CA 94043
(650) 251-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert J. Brigham, Esq.
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,864,672 shares	$10.14	$18,899,280.60	$2,394.54

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the weighted average exercise price for shares issuable pursuant to outstanding options granted under the 1999 Equity Incentive Plan and the 2004 Equity Incentive Plan, and the average of the high and low prices of Registrant's Common Stock on May 25, 2004 as reported on the Nasdaq National Market for shares reserved for future issuance under the 1997 Employee Stock Option Plan, the 1999 Equity Incentive Plan and the 2004 Equity Incentive Plan. The registration fee is calculated as follows:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future issuance under the 1997 Employee Stock Purchase Plan	356,715	$13.20	$4,706,854.43
Shares issuable pursuant to outstanding options under the 1999 Equity Incentive Plan	1,123,105	$7.27	$8,161,604.04
Shares reserved for future issuance under the 1999 Equity Incentive Plan	184,852	$13.20	$2,439,122.14
Shares issuable pursuant to outstanding options under the 2004 Equity Incentive Plan	140,000	$20.00	$2,800,000.00
Shares reserved for future issuance under the 2004 Equity Incentive Plan	60,000	$13.20	$791,700.00
Proposed Maximum Offering Price			$18,899,280.60
Registration Fee			$2,394.54

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Omnicell, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a)   The Company's annual report on Form 10-K filed on March 8, 2004, pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b)   The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

        (c)   The Company's Current Reports on Form 8-K as filed on January 26, 2004, April 5, 2004 and April 14, 2004.

        (d)   The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed August 3, 2001, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Cooley Godward LLP, Palo Alto, California, will provide us with an opinion as to the validity of the common stock offered under this prospectus. As of the date of this prospectus, no partners or associates of Cooley Godward LLP own shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As permitted by Delaware law, the Company's amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of duty of loyalty to the Company or to its stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        The Registrant's amended and restated certificate of incorporation further provides that it must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Company believes that indemnification under its amended and restated certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

        The Company has entered into indemnification agreements with each of its directors and certain officers. These agreements, among other things, require the Company to indemnify each director and officer for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of the person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company's request.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

Exhibit Number
4.1	(1)	Amended and Restated Certificate of Incorporation of the Company
4.2	(2)	Certificate of Designation of Series A Junior Participating Preferred Stock
4.3	(3)	Bylaws of the Company
4.4	(3)	Form of Common Stock Certificate
4.5	(4)	Rights Agreement, dated February 6, 2003, between Omnicell and EquiServe Trust Company, N.A.
4.6	(5)	2004 Equity Incentive Plan
5.1		Opinion of Cooley Godward llp
23.1		Consent of Ernst & Young LLP, Independent Auditors
23.2		Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement
24.1		Power of Attorney is contained on the signature pages.

(1)
Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission September 20, 2001 and incorporated herein by reference.

(2)
Previously filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission March 28, 2003 and incorporated herein by reference.

(3)
Previously filed as an exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission March 14, 2001, or amendments thereto and incorporated herein by reference.

(4)
Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission February 14, 2003 and incorporated herein by reference.

(5)
Previously filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission March 8, 2004 and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

1.
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 2, 2004.

OMNICELL, INC.
By:	/s/ DENNIS P. WOLF Dennis P. Wolf Executive Vice President of Operations, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall A. Lipps and Dennis P. Wolf, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RANDALL A. LIPPS Randall A. Lipps	Chairman of the Board and Director, President and Chief Executive Officer (Principal Executive Officer)	June 2, 2004
/s/ DENNIS P. WOLF Dennis P. Wolf	Executive Vice President of Operations, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2004
/s/ BENJAMIN A. HOROWITZ Benjamin A. Horowitz	Director	June 2, 2004
/s/ RANDY D. LINDHOLM Randy D. Lindholm	Director	June 2, 2004
/s/ BROCK D. NELSON Brock D. Nelson	Director	June 2, 2004
/s/ KEVIN L. ROBERG Kevin L. Roberg	Director	June 2, 2004

/s/ JOHN D. STOBO, JR. John D. Stobo, Jr.	Director	June 2, 2004
/s/ DONALD C. WEGMILLER Donald C. Wegmiller	Director	June 2, 2004
/s/ SARA J. WHITE Sara J. White	Director	June 2, 2004
/s/ JOSEPH E. WHITTERS Joseph E. Whitters	Director	June 2, 2004
/s/ WILLIAM H. YOUNGER, JR. William H. Younger, Jr.	Director	June 2, 2004

EXHIBIT INDEX

Exhibit Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation of the Company
4.2	(2)	Certificate of Designation of Series A Junior Participating Preferred Stock
4.3	(3)	Bylaws of the Company
4.4	(3)	Form of Common Stock Certificate
4.5	(4)	Rights Agreement, dated February 6, 2003, between Omnicell and EquiServe Trust Company, N.A.
4.6	(5)	2004 Equity Incentive Plan
5.1		Opinion of Cooley Godward LLP
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1		Power of Attorney is contained on the signature pages.

(1)
Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission September 20, 2001 and incorporated herein by reference.

(2)
Previously filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission March 28, 2003 and incorporated herein by reference.

(3)
Previously filed as an exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission March 14, 2001, or amendments thereto and incorporated herein by reference.

(4)
Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission February 14, 2003 and incorporated herein by reference.

(5)
Previously filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission March 8, 2004 and incorporated herein by reference.

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  ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
  ITEM 4. DESCRIPTION OF SECURITIES
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
  ITEM 8. EXHIBITS
  ITEM 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX